Exhibit 5.4

Law Offices

One Logan Square, Ste. 2000

Philadelphia, PA

19103-6996

(215) 988-2700 phone

(215) 988-2757 fax

www.drinkerbiddle.com

CALIFORNIA

DELAWARE

ILLINOIS

NEW JERSEY

NEW YORK

PENNSYLVANIA

WASHINGTON D.C.

WISCONSIN

Established 1849

July 15, 2016

Sunoco LP

Sunoco Finance Corp.

8020 Park Lane

Suite 200

Dallas, Texas 75231

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to Sunoco Retail LLC, a Pennsylvania limited liability company (the “Company”), in connection with the exchange offer registered on Form S-4 and filed on the date hereof (the “Registration Statement”) on behalf of, inter alia, Sunoco LP, a Delaware limited partnership (“Sunoco”), Sunoco Finance Corp., a Delaware corporation (“Finance Corp.” and, together with Sunoco, “Issuers”), with respect to which the Company is a Guarantor, providing for the issuance and sale by the Issuers of 5.500% Senior Notes due 2020 in the aggregate principal amount of $600,000,000 that are registered under the Securities Act of 1933 (the “2020 Registered Notes”), in exchange for the previously issued 5.500% Senior Notes due 2020 in the aggregate principal amount of $600,000,000 that are not registered under the Securities Act of 1933 (the “2020 Unregistered Notes”) issued under an Indenture dated as of July 20, 2015, by and among the Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee, and as supplemented by the First Supplemental Indenture dated as of September 14, 2015, and the Second Supplemental Indenture dated as of April 7, 2016 (collectively, the “Indenture”). Capitalized terms not defined herein have the meanings specified in the Registration Statement.

For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement (including the prospectus contained therein), the Indenture (including the Note Guarantee as set forth therein), the certificate of organization and operating agreement of the Company, and such corporate records and other agreements, instruments and documents and such certificates of the Company or its parent entities or comparable documents of public officials and officers, members and representatives of the Company, have made such inquiries of such officers, members and representatives of the Company and have considered such matters of law as we have deemed appropriate as the basis of the opinions hereinafter set forth. In all such examinations, we have assumed without independent investigation the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies, and the accuracy and completeness of all certificates, records, and other information made available to us by the Company.

As to questions of fact material to this opinion, we have relied upon the accuracy of certificates and other comparable documents of officers, members, representatives and parent entities of the Company, upon statements made to us in discussions with the Company’s management and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

The opinion in paragraph 1 concerning the subsistence of the Company is based on a certificate dated June 29, 2016 from the Pennsylvania Department of State.

Sunoco LP

Sunoco Finance Corp.

8020 Park Lane

Suite 200

Dallas, Texas 75231

July 15, 2016

We express no opinion as to the effect on the following opinions of (a) the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania, (b) any state securities laws or “blue sky” laws or (c) any insurance, insurance holding company or insurance securities laws. Without limiting the generality of the foregoing, we give no opinion as to any federal securities laws.

Based on the foregoing, and subject to the qualifications, limitations, and assumptions stated herein, we advise you that, in our opinion:

1.	The Company is a limited liability company validly subsisting under the laws of the Commonwealth of Pennsylvania with the requisite limited liability company power and authority to own its property and to conduct its business as described in the Registration Statement.

2.	The Company has the limited liability company power and authority to execute and deliver the Indenture and to perform its obligations, including the Note Guarantee, thereunder.

3.	The execution, delivery and performance by the Company of the Indenture, including the Note Guarantee, have been duly authorized by all necessary limited liability company action on the part of the Company. The Indenture has been duly executed and delivered by the Guarantor.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder. We further advise you that the opinions given herein are given as of the date hereof, limited by facts, circumstances and laws in effect as of such date, and that by rendering these opinions we undertake no obligation to advise you with respect to any changes therein.

Very truly yours,

/s/ DRINKER BIDDLE & REATH LLP

DRINKER BIDDLE & REATH LLP